EXHIBIT 99.1

Accredited Solutions (formerly Good Hemp) Announces Management Changes, Reaffirms Business Focus and Strategies

SANDY, UT, July 28, 2022 - Accredited Solutions, Inc, formerly Good Hemp, Inc. (OTC: GHMP), announced the resignation of Ron F. Sickels as a Board Member and CEO of the Company, the resignation of Mark V. Riley as a Board Member and COO of the Company and the appointment of Douglas V. Martin as Interim CEO of the Company.

The Board of Directors of the Company offered the following statement:

“Accredited Solutions, Inc. is now in a position to move on opportunities and establish meaningful business relationships with the alacrity customary for a young publicly-held company. We believe that Mr. Martin possesses the ideal blend of talents to assist in delivering the forward-looking, achievement-driven company that our shareholders deserve. In addition, Mr. Martin has a deep understanding of our company’s environmentally-friendly, touchstone cleaner/degreaser products, EnviroXstreamTM, and PetroXstreamTM,. In fact, several years ago, after testing EnviroXstreamTM, he coined what is now the products’ trademark: “Harnessing the Power of WaterTM.” Mr. Martin joins us in our commitment to carrying out our company’s stated operating vision, while seeking other available channels for building value for our shareholders.”

Douglas V. Martin, age 55, possesses over thirty years of business experience, primarily within the construction industry. From 1996 to 2010, Mr. Martin was an owner of Moltz Construction, Inc., a Salida, Colorado-based construction company specializing in the design and construction of municipal water and wastewater treatment facilities, where he served as project manager. Since 2010, Mr. Martin has managed his own investments, and, since September 2018, Mr. Martin has served as shipping manager and procurement manager for Pursell Manufacturing Corp., a Poncha Springs, Colorado-based distributor of consumer products, where he oversees inventory, order fulfillment and logistics operations, and for Fiber Group, LLC, a Rockford, Minnesota-based cellulose fiber processor. Mr. Martin earned a B.S. degree in Electrical Engineering from Colorado State University, Fort Collins, Colorado.

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About Accredited Solutions, Inc.

The Company changed its name from Good Hemp, Inc. to Accredited Solutions, Inc., effective July 12, 2022.

With the recent acquisition of Petro X Solutions, Inc., the Company has shifted its business focus to fossil fuel clean-up products and services; technologies involved in packaging, distributing, and using electricity in all energy segments; micro-grid design that integrates alternative energy sources and construction; micro-grid control software development; energy storage systems; power system integration and distribution; and growing an internal sales organization to drive sales of products and services.

Additionally, the Company’s Diamond Creek brand of ionized 9.5pH high alkaline spring water continues to be produced from the highest quality, award-winning springs in Ohio, Pennsylvania and Tennessee, and is sold in over 1,000 retail locations and online. Visit www.diamondcreekwater.com for more information.

Safe Harbor Statement

This current press release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including, but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Accredited Solutions, Inc.

(formerly Good Hemp, Inc.)

(800) 947-9197

contact@goodhempinc.com

SOURCE: Accredited Solutions, Inc.